Exhibit 10.41

Restricted Stock Unit Agreement

For Non-Employee Directors

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), entered into between you (the “Participant”) and Woodward, Inc., a Delaware corporation (the “Company”), hereby grants an award of Restricted Stock Units (or “RSUs”, as defined below) to the Participant as of the grant date set forth in Section 1 below (the “Grant Date”) with reference to the facts described in the recitals below. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Woodward, Inc. 2017 Omnibus Incentive Plan (the “Plan”).

A.
Pursuant to the Plan, the Company, by action of the Administrator of the Plan, is authorized to grant RSUs to Service Providers in order to attract and retain the best available individuals for positions of substantial responsibility, provide additional incentive to such individuals, and promote the success of the Company's business, as well as to encourage stock ownership by Plan participants, thereby aligning their interests with those of the Company’s stockholders.
B.
The Company desires to grant RSUs to the Participant in accordance with the terms of the Plan and this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF the foregoing facts, the Company hereby grants RSUs to the Participant, as follows:

1. Grant of RSUs. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Participant on the Grant Date the number of RSUs set forth in the following table:

Participant	[NAME]
Grant Date	[DATE]
Number of RSUs	[NUMBER OF RSUs]

The number and kind of shares subject to this grant of RSUs are subject to adjustment as provided by the Plan.

2. Company’s Obligation to Pay. Each RSU represents the right to receive a Share on the date it vests. Unless and until the RSUs will have vested in the manner set forth in Sections 3, 4, 5, 6, or 7 of this Agreement, the Participant will have no right to payment of any such RSUs, nor any rights associated therewith, including dividend payments (subject to Sections 4 and 17 below) or voting rights. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting of RSUs. Subject to any acceleration provisions contained in the Plan and this Agreement, the RSUs will vest in accordance with the following vesting schedule:

Date	Number of RSUs That Will Vest
[ONE YEAR ANNIVERSARY OF GRANT DATE]	[#]

Exhibit 10.41

For the avoidance of doubt, and subject to the limited exceptions set forth in this Agreement, if the Participant ceases to be a Service Provider prior to the vesting date, the RSUs granted hereunder will continue to vest on the schedule set forth herein.

4. Dividend Equivalent RSUs. On or near each date that a cash dividend is paid to holders of Common Stock, the Participant will receive additional RSUs equal to: (i) the cash dividend the Participant would have received in connection with the aggregate of each unvested RSU if each such unvested RSU had been in the form of one Share actually held by the Participant (such aggregate cash dividend, “Dividend Equivalents”), divided by (ii) the Fair Market Value of a Share on the dividend payment date (the quotient of (i) and (ii), the “Dividend Equivalent RSUs”). The Dividend Equivalent RSUs shall be deemed to be reinvested in additional RSUs (which may thereafter accrue additional Dividend Equivalents). Each Dividend Equivalent RSU will vest on the same vesting date corresponding to the underlying RSU with respect to which it was awarded, and will otherwise be subject to the same conditions applicable to the underlying RSUs. Unless expressly provided otherwise, as used elsewhere in this Agreement “RSUs” shall include any Dividend Equivalent RSUs that have been credited to Participant.

5. Death and Disability.

(a) Death of Participant. If the Participant dies before the RSUs granted hereunder vest pursuant to Section 3, then all RSUs granted hereunder will become immediately vested on the date of the Participant’s death.

(b) Disability of Participant. If the Participant suffers a Disability (as determined by the Administrator) before the RSUs granted hereunder vest pursuant to Section 3, then all RSUs granted hereunder will become immediately vested on the date the Administrator makes a determination that the Participant has suffered a Disability.

Disability shall be determined by the Administrator with the advice of a physician acceptable to the Administrator with respect to the permanent and total disability of the Participant.

6. Change in Control. In the event of a Change in Control (which for the avoidance of doubt is defined in the Plan), all RSUs not yet vested pursuant to Section 3 will become immediately vested on the date of such Change in Control.

7. Payment after Vesting.

(a) General Rule. Subject to Section 13, any RSUs (including Dividend Equivalent RSUs) that vest will be paid to the Participant (or in the event of the Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 7(b), such vested RSUs shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date. In no event will the Participant be permitted, directly or indirectly, to specify the taxable year of payment of any RSUs payable under this Agreement.

(b) Acceleration.

(i) Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested RSUs at any time, subject to the terms of the Plan. If so accelerated, such RSUs will be considered as having vested as of the date specified by the Administrator. If the Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 7(b) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section

Exhibit 10.41

409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.

(ii) “Specified Employees”. Notwithstanding anything in the Plan or this Agreement or any other agreement (whether entered into before, on or after the Grant Date), if the vesting of the balance, or some lesser portion of the balance, of the RSUs is accelerated in connection with the Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to the Participant’s death, and if (x) the Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated RSUs will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following the Participant’s termination as a Service Provider, then the payment of such accelerated RSUs will not be made until the date six (6) months and one (1) day following the date of the Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the RSUs will be paid in Shares to the Participant’s estate as soon as practicable following his or her death.

(c) Section 409A. It is the intent of this Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the RSUs provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). However, in no event will the Company reimburse the Participant, or be otherwise responsible for, any taxes or costs that may be imposed on the Participant as a result of Section 409A. For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

8. Assignment or Transfer. Except to the limited extent provided in Section 18, this grant as it pertains to unvested RSUs, and the rights and privileges conferred thereby, will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested RSUs, or any right or privilege conferred thereby, or upon any attempted sale under any execution, attachment or similar process, any unvested RSUs, and the rights and privileges conferred thereby, immediately will become null and void.

9. Plan and Administrator. The construction of the terms of this Agreement shall be controlled by the Plan, a summary of which accompanies this Agreement and is hereby made a part hereof as though set forth herein verbatim, and the rights of the Participant are subject to modification and termination in certain events as provided in the Plan. The Administrator’s interpretations of and determinations under any of the provisions of the Plan or this Agreement shall be conclusive and binding upon the Participant. Subject to Section 17.1 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

10. Compliance with Securities Laws. No RSUs shall be issued in respect hereof, unless in compliance with applicable federal and state tax and securities laws. If an exemption from registration is not available

Exhibit 10.41

under applicable federal and state securities laws, the Company shall have no obligation to file a registration statement.

11. Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company to the attention of its Corporate Secretary at 1081 Woodward Way, Fort Collins, Colorado 80524, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the most recent address which the Participant has provided in writing to the Company.

12. Consent to Electronic Delivery. The Company may choose to deliver certain statutory materials relating to the Plan, including this Agreement, in electronic form. By accepting this RSU grant you agree that the Company may deliver these documents in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies free of charge. Please contact the Company’s Stock Plan Administrator to request paper copies of these documents.

13. Tax Obligations. The Participant shall be responsible for any and all tax obligations in connection with this Agreement. For the avoidance of doubt, the Company shall not deduct or withhold, or require the Participant to remit to the Company, any amounts to satisfy any Tax Obligations, nor shall the Company have any liability with respect thereto.

14. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

15. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME.

16. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the Shares underlying the RSUs. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

17. Adjustments. In the event that any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock

Exhibit 10.41

split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares covered by the RSUs subject to this Agreement, as determined in the discretion of the Administrator. For the avoidance of doubt, no adjustment will be made for regular periodic dividends.

18. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant. Any such designation shall be in a form prescribed by the Company, and will be effective only if made during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

19. Severability. In the event any provision of this Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, which shall nonetheless remain in full force and effect. Upon any determination that any provision is invalid, illegal or incapable of being enforced, such provision shall be modified to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

20. No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

21. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of the Participant under this Agreement may only be assigned with the prior written consent of the Company.

22. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

23. Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received an award of RSUs under the Plan, and has received, read, and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.

24. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A or to

Exhibit 10.41

otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this award of RSUs.

25. Governing Law; Venue. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. For purposes of litigating any dispute that arises under these RSUs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Colorado, and agree that such litigation will be conducted in the courts of Larimer County, Colorado, or the United States federal courts for the District of Colorado, and no other courts, where this Agreement is made and/or to be performed.

26. Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. For the avoidance of doubt, nothing in this Agreement shall be a basis for providing or calculating severance or similar pay, unless required by Applicable Laws.

By accepting this Agreement, you agree to all of the terms and conditions described above and in the Woodward, Inc. 2017 Omnibus Incentive Plan.